Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements Nos. 033-90964, 333-37325, 333-40858, 333-97313, 333-97315, 333-173811, and 033-85662 on Form S-8 and Nos. 333-44603 and 333-102910 on Form S-3 of our report dated June 13, 2022, with respect to the consolidated financial statements of FIXCO Invest S.A.S..

Paris La Défense, France
June 16, 2022
KPMG S.A.

/s/ Nicolas Poncet    /s/ Grégoire Menou
Nicolas Poncet    Grégoire Menou
Partner    Partner